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                                                                    Exhibit 10.5

February 12, 2005

Silicon Valley Bank
Advisory Services Department
38 Technology Drive, Suite 150
Irvine, CA 92618
Attention: Diane LeMay, Senior Advisor

MTVP (First Virtual Investments), LLC
2815 Eastlake  Avenue East, Suite 300
Seattle, WA  98102
Attention:  Thomas Todaro

Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105-2482
Attention:  Adam Lewis, Esq.

First Virtual Communications, Inc.
CUseeMe Networks, Inc.
3200 Bridge Parkway, Suite 202
Redwood City, CA  94065
Attention: Jonathan G. Morgan

Re: Asset Purchase Agreement dated February 12, 2005 among MTVP (First Virtual Investments), LLC, Silicon Valley Bank, Morrison & Foerster LLP, First Virtual Communications, Inc. and CUseeMe Networks, Inc. (the "Asset Purchase Agreement")

Dear Ms. LeMay and Messrs. Todaro, Lewis and Morgan:

     This letter is to confirm that Huron Consulting Services LLC ("Huron") hereby consents to and agrees to be bound by the provisions of Sections 1.05 and
10.02 of the Asset Purchase Agreement, provided, however, that this letter does not become effective until such time as the Asset Purchase Agreement is fully executed by all parties to it and, provided further, however, that Huron is not hereby considered a Buyer under the Asset Purchase Agreement.

Sincerely,

/s/ Daniel Wikel

Daniel Wikel
Managing Director

cc: Stephen J. Kottmeier, Esq., Hopkins & Carley, A Law Corporation
    Randy Michelson, Esq., Bingham McCutchen LLP
    Van C. Durrer, II, Esq., Skadden, Arps, Slate, Meagher & Flom LLP